UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2008

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 2, 2008, the Company’s subsidiary, Harrah’s Operating Company, Inc., made the permitted election under the (i) Indenture governing its 10.75%/11.5% Senior Toggle Notes due 2018 and (ii) Senior Unsecured Interim Loan Agreement dated January 28, 2008, to pay all interest due on February 1, 2009 for the notes and February 2, 2009 for the loan in kind.

The Company intends to use the cash savings generated by this election for general corporate purposes. The Company is evaluating opportunities to retire other of its debt instruments in order to take advantage of current debt market conditions and thereby extend the weighted average maturity of its capital structure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: July 2, 2008	By:	/s/ Michael D. Cohen
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary